     As filed with the Securities and Exchange Commission on August 2, 2002
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            NEOSE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                              13-3549286
    (State or other jurisdiction of      (I.R.S employer Identification No.)
             incorporation)


                                 102 Witmer Road
                                Horsham, PA 19044
                    (Address of Principal Executive Offices)

                  Neose Technologies, Inc. Amended and Restated
                      1995 Stock Option/Stock Issuance Plan

                            Neose Technologies, Inc.
                          Employee Stock Purchase Plan

                      Non-Qualified Stock Option Agreement
                               with C. Boyd Clarke
                            (Full title of the Plan)

                                 C. Boyd Clarke
                      President and Chief Executive Officer
                            Neose Technologies, Inc.

                                 102 Witmer Road
                           Horsham, Pennsylvania 19044
                     (Name and Address of Agent for Service)

                                 (215) 315-9000
          (Telephone number, including area code of agent for service)

                                 COPIES TO:
          Debra J. Poul, Esq.                 Barry M. Abelson, Esquire
  Vice President and General Counsel             Pepper Hamilton LLP
       Neose Technologies, Inc.                 3000 Two Logan Square
            102 Witmer Road                  Eighteenth and Arch Streets
      Horsham, Pennsylvania 19044          Philadelphia, Pennsylvania 19103
                                                    (215) 981-4000

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
  Title of Securities to     Amount to Be     Proposed Maximum     Proposed Maximum    Amount of
       Be Registered         Registered(1)      Offering Price    Aggregate Offering  Registration
                                                Per Share (2)         Price (2)           Fee
==================================================================================================
  Common Stock, $.01 par      1,150,000             $8.58             $9,867,000        $908.00
      value(3)

  Common Stock, $.01 par         50,000             $8.58               $429,000         $40.00
      value(3)

  Common Stock, $.01 par        487,520            $32.05            $15,625,016      $1,516.00
      value(3)
==================================================================================================
           Total              1,687,520(4)                                            $2,464.00
==================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.

(2) Calculated pursuant to Rule 457(c), (g) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and the low sales price per share of the Common Stock of Neose on July 26, 2002 as reported by the Nasdaq National Market.

(3) Includes rights to purchase Neose Series A Junior Participating Preferred Stock, or Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from Neose Common Stock.

(4) Represents 1,150,000 additional shares of Common Stock subject to future grants under the Company's Amended and Restated 1995 Stock Option/Stock Issuance Plan, 50,000 additional shares of Common Stock subject to future grants under the Company's Employee Stock Purchase Plan and 487,520 shares of Common Stock underlying the Non-Qualified Stock Option Agreement with C. Boyd Clarke.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is included in documents to be given to the recipients of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note
----------------

         This registration statement on Form S-8 relates, in part, to the registration of an additional 1,200,000 shares of Common Stock, $.01 par value, of the registrant including: (i) 1,150,000 shares which are securities of the same class and relate to the same employee benefit plan, the Neose Technologies, Inc. Amended and Restated 1995 Stock Option/Stock Issuance Plan, as those shares registered in the registrant's registration statements on Form S-8, previously filed with the Securities and Exchange Commission on February 15, 1996, September 8, 1997, October 13, 1999, October 11, 2000 and November 14, 2001 (Registration Nos. 333-01410, 333-35283, 333-88913, 333-47718 and 333-73340
respectively) which are hereby incorporated by reference; and (ii) 50,000 shares which are securities of the same class and relate to the same employee benefit plan, the Neose Technologies, Inc. Employee Stock Purchase Plan, as those shares registered in the registrant's registration statement on Form S-8, previously filed with the Securities and Exchange Commission on February 15, 1996 (Registration No. 333-01410) which is hereby incorporated by reference.

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents which have been filed by Neose Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         1. Our Annual Report on Form 10-K filed on March 29, 2002, for the year ended December 31, 2001 as amended by our Annual Report on Form 10-K/A filed on April 30, 2002;

         2. Our Quarterly Report on Form 10-Q filed on April 29, 2002 for the quarter ended March 31, 2002;

         3.       Our Current Reports on Form 8-K filed on (i) February 1, 2002;
                  (ii) April 4, 2002, as amended on April 29, 2002 and April 30, 2002; (iii) April 30, 2002, as amended on May 15, 2002; (iv)
                  May 14, 2002; and (v) June 13, 2002; and

         4. The description of the Registrant's common stock contained in the Registration Statement on Form S-3, filed with the Commission on March 16, 2000, as amended, including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant's common stock and the description of rights to purchase preferred shares contained in the Registration Statement on Form 8-A filed with the Commission on October 1, 1997.

         In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (except, with respect to Current Reports on Form 8-K, any information furnished under item 9), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

         The Company's financial statements incorporated by reference in this Registration Statement were audited by Arthur Andersen LLP ("Andersen"). Effective April 29, 2002, the Company's Board of Directors approved the dismissal of Andersen as the Company's independent auditors and the appointment of KPMG LLP to serve as the Company's independent auditors. After reasonable efforts, the Registrant has not been able to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of its report into this Registration Statement. The Registrant has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance on Rule 437a promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Since the Registrant has not been able to obtain the written consent of Arthur Andersen LLP, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

Item 4.  Description of Securities.

         Not applicable

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("Section 145") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and, in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the

Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The Second Amended and Restated Certificate of Incorporation of the Registrant limits the personal liability of directors to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this limitation does not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Second Amended and Restated Certificate of Incorporation of the Registrant and Section 6 of Article 7 of Registrant's amended and restated by-laws provides to the fullest extent permitted by Section 145 for the indemnification of each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit, or proceeding and any appeal therefrom.

Item 7.  Exemption from Registration Claimed.

         Not applicable

Item 8.  Exhibits.

         The Index to Exhibits filed herewith and appearing immediately prior to the exhibits hereto is incorporated herein by reference.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraph (1)(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on the 1st day of August, 2002.

                                     Neose Technologies, Inc.

                                     By: /s/ C. Boyd Clarke
                                         -------------------------------------
                                         C. Boyd Clarke
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints C. Boyd Clarke, A. Brian Davis and Debra
J. Poul, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and other registration statements and amendments thereto relating to the Offering contemplated by this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                    Title                   Date
------------------------------   ----------------------      --------------

/s/ C. Boyd Clarke               President and Chief         August 1, 2002
------------------------------   Executive Officer
C. Boyd Clarke                   (Principal Executive
                                 Officer)

/s/ A. Brian Davis               Principal Financial and     August 1, 2002
------------------------------   Accounting Officer
A. Brian Davis

/s/ Stephen A. Roth              Chairman of the Board        July 30, 2002
------------------------------
Stephen A. Roth

/s/ William F. Hamilton          Director                     July 30, 2002
------------------------------
William F. Hamilton

/s/ Douglas J. MacMaster, Jr.    Director                    August 1, 2002
------------------------------
Douglas J. MacMaster, Jr.

/s/ P. Sherrill Neff             Director                     July 31, 2002
------------------------------
P. Sherrill Neff

/s/ Mark H. Rachesky             Director                     July 30, 2002
------------------------------
Mark H. Rachesky

/s/ Lowell E. Sears              Director                     July 30, 2002
------------------------------
Lowell E. Sears

/s/ Elizabeth H.S. Wyatt         Director                     July 30, 2002
------------------------------
Elizabeth H.S. Wyatt

                                  EXHIBIT INDEX

   Exhibit No.    Description
   -----------    -----------

         5*       Opinion of Pepper Hamilton LLP.

         23       Consent of Pepper Hamilton LLP (contained in Exhibit 5).

         24 Power of Attorney (included on signature page of this Registration Statement).

         99.1 Neose Technologies, Inc. 1995 Amended and Restated Stock Option/Stock Issuance Plan, amended as of June 25, 2002 (incorporated by reference to Appendix A of the Registrant's Proxy Statement filed with the Securities and Exchange Commission on May 15, 2002).

         99.2 Neose Technologies Employee Stock Purchase Plan, amended as of June 25, 2002, (incorporated by reference to Appendix B of the Registrant's Proxy Statement filed with the Securities and Exchange Commission on May 15, 2002).

         99.3 Non-Qualified Stock Option Agreement with C. Boyd Clarke dated March 29, 2002 (incorporated by reference to the Form 8-K/A filed with the Securities and Exchange Commission on April 30,
                  2002).

* Filed herewith.